Exhibit 99.1

Sunlight Financial Reports Fourth Quarter and Full-Year 2022 Results

- 2022 Funded Loan Volume of $2.9 Billion -
- 2022 Total Revenue of $101.1 Million -
- 2022 GAAP Net Loss of $(511.9) Million -
- 2022 Adjusted EBITDA of $(35.7) Million -
- 2022 Adjusted Net Loss of $(22.2) Million -

NEW YORK, N.Y. and CHARLOTTE, N.C. – May 4, 2023 – Sunlight Financial Holdings Inc. (“Sunlight Financial”, "Sunlight" or the “Company”) (NYSE: SUNL), a premier, technology-enabled point-of-sale finance company, today announced its results for the fourth quarter and full-year 2022.

“While 2022 was a challenging year for the Company and the residential solar industry overall, Sunlight continued to execute on its operational metrics, funding 15% more loans than in 2021, increasing the average solar loan balance to $46 thousand and serving over 79 thousand borrowers throughout 2022," said Matt Potere, Chief Executive Officer of Sunlight. "As we turn to 2023, I am excited to return to profitability, supported by the comprehensive financing agreement we recently signed with Cross River Bank."

Full Year 2022 Key Operational and Financial Metrics
•Funded loans of $2.9 billion, up 15% from $2.5 billion in the prior-year period
•Average solar loan balance of $45,507, up 13% from $40,436 in the prior-year period
•79,302 borrowers served, up 12% from 70,938 in the prior-year period
•Total Revenue of $101.1 million, relative to $120.6 million in the prior-year period, primarily driven by the impact of higher interest rates on our Indirect Channel
•GAAP Net Loss of $(511.9) million, relative to $(241.0) million in the prior-year period, primarily due to a $445.8 million non-cash impairment of Goodwill driven by challenges in the macro-economic environment
•Adjusted EBITDA of $(35.7) million, relative to $52.9 million in the prior-year period, primarily driven by the deterioration of the Indirect Channel and increased provisions for losses
•Total Platform Fee Margin of 3.7% (relative to 4.4% in the prior-year period), Direct Channel Platform Fee Margin of 5.6% (up from 5.1% in the prior-year period) and Indirect Channel Platform Fee Margin of (2.4)% (relative to 3.1% in the prior-year period)
•Total cumulative funded loans of $9.0 billion as of December 31, 2022

Fourth Quarter 2022 Key Operational and Financial Metrics
•Funded loans of $752.7 million, up 18% from $637.6 million in the prior-year period
•Average solar loan balance of $47,367, up 13% from $41,983 in the prior-year period
1

•19,399 borrowers served, up 6% from 18,225 in the prior-year period
•1,997 active contractor relationships, up 32% from 1,509 in the prior-year period
•Total Revenue of $6.3 million, relative to $36.6 million in the prior-year period, driven by a $(24) million loss in the Indirect Channel
•GAAP Net Loss of $(79.5) million, including a $61.4 million non-cash impairment of Goodwill, relative to GAAP Net Loss of $(226.7) million in the prior-year period
•Adjusted EBITDA of $(23.3) million, relative to $18.5 million in the prior-year period, primarily driven by the deterioration of the Indirect Channel and increased provisions for losses
•Total Platform Fee Margin of 0.5% (relative to 5.3% in the prior-year period), Direct Channel Platform Fee Margin of 6.2% (up from 5.7% in the prior-year period) and Indirect Channel Platform Fee Margin of (10.5)% (relative to 4.2% in the prior-year period)

First Quarter 2023 Key Operational Metrics
•Funded loans of $627.4 million, up 6% from $592.6 million in the prior-year period; however, volume headwinds expected for full-year 2023
•Average solar loan balance of $46,810, up 6% from $43,999 in the prior-year period
•2,070 active contractor relationships, up 30% from 1,589 in the prior-year period
•15,799 borrowers served relative to 16,757 in the prior-year period

A reconciliation between historical GAAP and non-GAAP information is provided in the tables below.

Update on Key Priorities
•Enhance Indirect Channel Execution: Sunlight completed an Indirect Channel loan sale of $228 million in December 2022. As of March 31, 2023 the Cross River Bank (CRB) Warehouse Facility balance was $764 million which has been partially reduced by a $296 million sale of Indirect Channel loans in April 2023. In addition, the recently-closed CRB Financing Agreements provide for an increase in the loan cap for the CRB Warehouse Facility and extends its maturity for an additional two years, enabling Sunlight to continue originating loans in the Indirect Channel.
•Bolster Liquidity: The CRB Financing Agreements include an $89 million New Term Loan to pay fees, accrued interest and deferred proceeds to CRB, and for general corporate purposes.
•Ensure Profitable Pricing: Since the third quarter of 2022, the Company has been eliminating unprofitable products and materially raising pricing, ensuring that recently credit-approved loans are profitable in both the Direct and Indirect Channels.

•Right-Size Expense Base: Since the fourth quarter of 2022, Sunlight has been implementing expense reduction actions to save on costs related to vendors, technology, and compensation.
•Reduce Contractor Advance Program: In the fourth quarter of 2022, Sunlight re-underwrote all advance program partners and tightened advance criteria. In the first quarter of 2023, the Company suspended the Contractor Advance Program and has significantly reduced outstanding advances.
•Address SVB Credit Facility Maturity: Sunlight's revolving credit facility with Silicon Valley Bank was set to mature in April 2023. Upon closing of the CRB Financing Agreements, outstanding borrowings under the SVB Facility of $3.6 million were paid off with the New Term Loan.

Review of Strategic Alternatives

As previously announced on November 14, 2022, Sunlight's Board of Directors has undertaken a review of strategic alternatives for the Company. The Cross River Bank financing agreement aligns with the goals of the strategic alternatives process and the Board is continuing to review additional actions to maximize value.

Conference Call Information
Sunlight will host a conference call and webcast to discuss its fourth quarter and full-year 2022 financial and operational results and business outlook at 5:30 PM ET today, May 4, 2023. The conference call will be webcast live from the Company's investor relations website at ir.sunlightfinancial.com. A replay will be available on the investor relations website following the call.
Earnings Presentation
A supplemental earnings presentation is available at ir.sunlightfinancial.com. Additional information is available in the 2022 Form 10-K, which Sunlight filed with the SEC on May 4, 2023.

About Sunlight Financial
Sunlight Financial is a premier, technology-enabled point-of-sale finance company. Sunlight partners with contractors nationwide to provide homeowners with financing for the installation of residential solar systems and other home improvements. Sunlight’s best-in-class technology and deep credit expertise simplify and streamline consumer finance, ensuring a fast and frictionless process for both contractors and homeowners. For more information, visit www.sunlightfinancial.com.

Media Contacts:

Investor Relations
Lucia Dempsey
investors@sunlightfinancial.com
888.315.0822

Public Relations
media@sunlightfinancial.com
Forward-Looking Statements
The information included herein and in any oral statements made in connection herewith may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may generally be identified by the use of words such as “could,” “should,” “would,” “will,” “may,” “believe,” “anticipate,” "outlook," "2022 guidance," “intend,” “estimate,” “expect,” “project,” “plan,” “continue,” or the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Sunlight disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Sunlight cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Sunlight. Such risks and uncertainties include, among others: the ability to consummate a strategic alternative in the timeframe and on terms and conditions favorable to the Company and its stakeholders, material adverse impacts from macro-economic conditions including unprecedented interest rate increases on business, profitability and cash-flow, risks relating to our ability to secure relief from our current bank covenants, risks relating to the uncertainty of the projected operating and financial information with respect to Sunlight; risks related to Sunlight’s business and the timing of expected business milestones or results; global supply chain shortages, competition for skilled labor, and permitting delays; the effects of competition and regulatory risks, and the impacts of changes in legislation or regulations on Sunlight’s future business; the expiration, renewal, modification or replacement of the federal solar investment tax credit, rebates and other incentives; the effects of the COVID-19 pandemic on Sunlight’s business or future results; Sunlight’s ability to sustain profitability and to attract and retain its relationships with third parties, including Sunlight’s capital providers and solar contractors; the financial performance of Sunlight’s capital providers and contractors; the willingness of Sunlight’s capital providers to fund loans on terms desired by relevant markets and economically favorable to Sunlight; the impact of inflation and increased interest rates on Sunlight’s capital providers and the cost and availability of credit from our capital providers as well as on the demand for solar panel installation and home improvement; changes in the retail prices of traditional utility generated electricity; the availability of solar panels, batteries and other components and raw materials; and such other risks and uncertainties discussed in the “Risk Factors” section of Sunlight’s Form 10-K as filed with the Securities and Exchange Commission (“SEC”) on May 4, 2023. Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Sunlight’s SEC filings are available publicly on the SEC’s website at www.sec.gov.
Non-GAAP Financial Measures
Some of the operating and financial information and data contained in this press release, such as Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Class A Share have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Sunlight believes these non-GAAP measures of financial and business results provide useful information to management and the reader regarding certain financial and business trends relating to Sunlight’s financial condition and results of operations. Sunlight further believes that the use of these non-GAAP financial and business measures provides an additional tool for use in evaluating projected operating results and trends and in comparing Sunlight’s financial and operating measures with other similar companies, many of which present similar non-GAAP financial and operating measures to their investors and potential investors. While Adjusted EBITDA, in particular, is relevant and widely used across industries and in the industries in which Sunlight participates, they may contain or exclude adjustments, exclusions and one-time items that third parties may or may not adjust for in connection with such measure, and such measure should not be considered an alternative to any GAAP measures in evaluating the profitability of an investment in, or whether to invest in or consummate a transaction involving, Sunlight. The principal limitation of the Adjusted EBITDA non-GAAP financial measure is that it excludes significant items of income and expense that are required by GAAP to be recorded in Sunlight’s financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgment by Sunlight’s management about which items of income and expense are excluded or included in determining this non-GAAP financial measure. The Adjusted EBITDA non-GAAP financial measure and other non-GAAP metrics used herein, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Class A Share should not be relied on or considered an alternative to any GAAP measures or other measures related to the liquidity, financial condition or financial results of Sunlight. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release.

SUNLIGHT FINANCIAL HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS

dollars in thousands	December 31, 2022	December 31, 2021

Assets
Cash and cash equivalents	$47,515	$91,882
Restricted cash	4,272	2,018
Advances (net of allowance for credit losses of $7,458 and $238)	45,393	66,839
Financing receivables (net of allowance for credit losses of $186 and $148)	3,532	4,313
Goodwill	—	445,756
Intangible assets, net	319,920	365,839
Property and equipment, net	1,489	4,069
Other assets	30,074	21,531
Total Assets	$452,195	$1,002,247

Liabilities and Equity

Liabilities
Accounts payable and accrued expenses	$20,674	$23,386
Funding commitments	20,400	22,749
Debt	20,613	20,613
Deferred tax liabilities	688	36,686
Warrants, at fair value	4,297	19,007
Other liabilities	17,196	843
Total Liabilities	$83,868	$123,284

Stockholders' Equity
Class A Common Stock	8	9
Additional paid-in capital	761,698	764,366
Accumulated deficit	(501,635)	(186,022)
Total Capital	260,071	578,353
Treasury stock, at cost	(15,307)	(15,535)
Total Stockholders' Equity	244,764	562,818
Noncontrolling interests in consolidated subsidiaries	123,563	316,145
Total Equity	368,327	878,963

Total Liabilities and Equity	$452,195	$1,002,247

SUNLIGHT FINANCIAL HOLDINGS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

dollars in thousands	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021

Revenue	$7,420	$35,154	$98,506	$114,738
Costs and Expenses
Cost of revenues (exclusive of items shown separately below)	10,474	5,032	27,095	20,429
Compensation and benefits	8,105	12,214	51,746	62,158
Selling, general, and administrative	9,349	4,089	24,871	10,869
Property and technology	1,466	1,586	7,447	5,878
Depreciation and amortization	8,681	22,848	49,394	45,077
Provision for losses	9,366	963	51,293	2,389
Goodwill impairment	61,377	224,701	445,756	224,701
Management fees to affiliate	—	—	—	204
Total Costs and Expenses	108,818	271,433	657,602	371,705
Operating income (loss)	(101,398)	(236,279)	(559,096)	(256,967)

Other Income (Expense), Net
Interest income	3,125	72	3,485	411
Interest expense	(473)	(263)	(1,404)	(1,158)
Change in fair value of warrant liabilities	(606)	12,467	14,710	17,079
Change in fair value of contract derivatives, net	1,285	149	(962)	(24)
Realized gains on contract derivatives, net	(1,085)	1,489	2,601	5,858
Other realized losses, net	(134)	—	(703)	—
Other income (expense)	(5,821)	(121)	(7,488)	435
Business combination expenses	—	(1,987)	—	(10,091)
Total Other Income (Expense), Net	(3,709)	11,806	10,239	12,510
Net Income (Loss) Before Income Taxes	(105,107)	(224,473)	(548,857)	(244,457)
Income tax benefit (expense)	25,571	(2,180)	36,921	3,504
Net Income (Loss)	(79,536)	(226,653)	(511,936)	(240,953)
Noncontrolling interests in loss of consolidated subsidiaries	37,607	78,420	196,085	87,528
Net Income (Loss) Attributable to Class A Shareholders	$(41,929)	$(148,233)	$(315,851)	$(153,425)

Loss Per Class A Share[1]
Net loss per Class A share
Basic	$(0.51)	$(1.74)	$(3.76)	$(1.87)
Diluted	$(0.64)	$(1.72)	$(3.89)	$(1.87)
Weighted average number of Class A shares outstanding
Basic	83,804,659	84,824,109	83,804,659	84,824,109
Diluted	130,618,205	84,824,109	130,618,205	84,824,109

(1) Reflects net loss per share and weighted shares outstanding for the Successor period starting July 10, 2021 for the twelve months ended Dec. 31, 2021.

SUNLIGHT FINANCIAL HOLDINGS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Twelve Months Ended December 31,
dollars in thousands	2022	2021
Cash Flows From Operating Activities
Net income (loss)	$(511,936)	$(240,953)
Depreciation and amortization	49,394	45,171
Goodwill impairment	445,756	224,701
Provision for losses	51,293	2,389
Change in fair value of warrant liabilities	(14,710)	(17,079)
Change in fair value of contract derivatives, net	962	24
Other expense (income)	6,984	(435)
Share-based payment arrangements	17,851	29,664
Deferred income tax expense (benefit)	(35,823)	(5,524)
Increase in advances	(21,782)	(31,533)
Decrease (increase) in other assets	(4,619)	(14,238)
Increase (decrease) in accounts payable and accrued expenses	(4,234)	(1,149)
Increase (decrease) in funding commitments	(3,039)	4,363
Increase (decrease) in other liabilities	(1,736)	390
Net cash provided by (used in) operating activities	(25,639)	(4,209)
	—	—
Cash Flows From Investing Activities	—	—
Return of investments in loan pool participation and loan principal repayments	931	1,542
Payments to acquire loans and participations in loan pools	(3,296)	(1,886)
Payments to acquire property and equipment	(2,321)	(4,502)
Payments to acquire Sunlight Financial LLC, net of cash acquired	—	(304,570)
Net cash used in investing activities	(4,686)	(309,416)
	—	—
Cash Flows From Financing Activities	—	—
Proceeds from borrowings under line of credit	—	20,746
Repayments of borrowings under line of credit	—	(14,758)
Proceeds from issuance of private placement	—	250,000
Payments of stock issuance costs	—	(19,618)
Payments for share-based payment tax withholding	(154)	(26,424)
Payments for repurchase of redeemable convertible preferred stock	(10,452)	—
Payment of capital distributions	(1,182)	(7,522)
Payment of debt issuance costs	—	(491)
Net cash provided by (used in) financing activities	(11,788)	201,933
	—	—
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(42,113)	(111,692)
	—	—
Cash, Cash Equivalents, and Restricted Cash, Beginning of Period	93,900	52,705
	—	—
Cash, Cash Equivalents, and Restricted Cash, End of Period	$51,787	$93,900

RECONCILIATION OF GAAP MEASURES TO ADJUSTED FINANCIAL MEASURES
ADJUSTED EBITDA AND FREE CASH FLOW RECONCILIATIONS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
dollars in thousands	2022	2021	2022	2021
Revenue	$7,420	$35,154	$98,506	$114,738
(+) Realized gain on contract derivatives, net	(1,085)	1,489	2,601	5,858
Total Revenue	$6,335	$36,643	$101,107	$120,596

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
dollars in thousands	2022	2021	2022	2021
Net Income (Loss)	$(79,536)	$(226,653)	$(511,936)	$(240,953)
Amortization of Business Combination intangibles	8,202	22,693	47,988	43,152
Accelerated post-combination compensation expense	—	—	—	20,979
Non-cash change in financial instruments	5,142	(12,471)	(6,260)	(17,492)
Goodwill impairment	61,377	224,701	445,756	224,701
Expenses from the Strategic Alternatives Process	1,723	—	1,723	—
Expenses from the Business Combination and Other	25	1,987	547	10,091
Adjusted Net Income (Loss)	$(3,067)	$10,257	$(22,182)	$40,478
Depreciation and amortization	479	$155	1,406	$1,925
Interest expense	473	263	1,404	1,158
Income tax expense (benefit)	(25,571)	2,180	(36,921)	(3,504)
Equity-based compensation	3,708	4,825	17,851	8,685
Fees paid to brokers	691	868	2,751	4,162
Adjusted EBITDA	$(23,287)	$18,548	$(35,691)	$52,904
Interest expense	$(473)	$(263)	$(1,404)	$(1,158)
Income tax benefit	36,921	(2,180)	36,921	3,504
Fees paid to brokers	(691)	(868)	(2,751)	(4,162)
Expenses from the Strategic Alternatives Process	(1,723)	—	(1,723)	—
Expenses from the Business Combination and Other	(25)	(1,987)	(547)	(10,091)
Provision for losses	9,366	963	51,293	2,389
Changes in advances, net of funding commitments	(2,097)	6,232	(29,015)	(28,969)
Changes in operating capital and other	(36,493)	8,911	(42,722)	(18,626)
Net Cash Provided by (Used in) Operating Activities	$(18,502)	$29,356	$(25,639)	$(4,209)
Capital expenditures	$(681)	$(1,313)	$(3,249)	$(3,168)
Changes in advances, net of funding commitments	2,097	(6,232)	29,015	28,969
Changes in restricted cash	3,045	241	2,254	1,718
Payments of Strategic Alternatives costs	866	—	866	—
Payments of Business Combination costs	—	802	—	8,319
Other changes in working capital	(12,623)	(7,328)	(5,463)	12,720
Free Cash Flow	$(25,798)	$15,526	$(2,216)	$44,349

Adjusted Net Income (Loss) per Class A Share, Diluted[1]	$(0.02)	$0.06	$(0.14)	$0.13
(1) Reflects Net Income (Loss) for the Successor period starting July 10, 2021 for the Twelve Months ended Dec. 31, 2021.